Exhibit 10.1

CONFIDENTIAL

SUBSCRIPTION AGREEMENT
FOR SHARES OF COMMON STOCK

(the “Common Stock Offering”)

by and between

ZOOM TELEPHONICS, INC.
a Delaware corporation (“Zoom” or the “Company”)

and the

SUBSCRIBER IDENTIFIED BELOW (“Subscriber”)
(Note:  If the Subscriber is a corporate entity, trust, joint account or other than a single individual, the name, address, telephone number and social security number or employer identification number of each beneficial owner, other than the Subscriber, should be set forth on a separate sheet.)

Name and Address of the Subscriber

Tel. No. of the Subscriber
Email Address of the Subscriber
Soc. Sec. No. or EIN of the Subscriber
$ Amount Subscribed.

W I T N E S S E T H:

WHEREAS, Zoom is seeking to raise up to $4,000,000 through the sale of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a per share purchase price equal to $0.70;

WHEREAS, the Company will provide certain registration rights and pre-emptive rights in connection with Subsequent Financings (as hereinafter defined) to the Subscriber as provided herein;

WHEREAS, Zoom has given the Subscriber the opportunity to conduct an independent investigation of the Company and ask pertinent questions regarding an investment in the Company, and officers of the Company have made themselves available to the Subscriber for such purposes;

WHEREAS, Subscriber has reviewed the Confidential Offering Memorandum dated September 2015, including all exhibits and attachments thereto, (the “Offering Memorandum”); and

WHEREAS, with full consideration of the risk factors set forth in the Offering Memorandum and otherwise involved in an investment in the Company, the Subscriber desires to acquire the shares of Common Stock as provided herein.

1.         Subscriber’s Representations as to Status.  The Subscriber represents and warrants to the Company that it is an "Accredited Investor" within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder as follows (inapplicable statements should be crossed out.):

(a)         The Subscriber has consulted counsel to the extent it deems necessary concerning the propriety and appropriateness of making an investment in the Company.

REPRESENTATIONS FOR INDIVIDUALS

(b)(i)  If the Subscriber is an individual, all statements shall apply to you unless you cross them out:

●
Your net worth (including assets jointly held with your spouse, if any) including homes, home furnishings and automobiles, but excluding the value of your primary residence and excluding the value of any indebtedness secured by your primary residence, exceeds $1,000,000 (valuing your assets on the basis of current market value).

●	Your individual income (as defined in footnote 1) for each of the years 2012, 2013 and 2014 was, and your individual income for 2015 is expected to be, in excess of $200,000.

●
Your joint income (as defined in footnote 1) of you and your spouse for each of the years 2012, 2013 and 2014 was, and the income of you and your spouse for 2015 is expected to be, in excess of $300,000.

1 For purposes of determining whether any of the statements apply to you, “individual income” means your individual adjusted gross income (not including that of your spouse) and “joint income” means the adjusted gross income of both you and your spouse (even if you file separate tax returns) in all cases increased by (i) any deduction for depletion under Section 611, et seq., of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) any exclusion for interest under Section 103 of the Code, and (iii) any losses of a partnership allocated to you as an individual limited partner as reported on Schedule E of Form 1040. Notwithstanding the foregoing, if you are self-employed, deduct any operating expenses of your proprietorship from revenues. Also, if you are employed and incurred significant expenses in connection with earning your salary, deduct the amount of such expenses from your adjusted gross income when computing your income.

●	You do not expect your current level of income to significantly decrease in the foreseeable future.

●	You do not have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you.

REPRESENTATIONS FOR ENTITIES

(b)(ii)           If the Subscriber is an entity, trust, pension fund or IRA account (an “Entity”), the Entity and the person signing on its behalf  represent and warrant that: (A) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if  not true, such fact shall be disclosed to the Company in writing along with information concerning the beneficial owners of the Entity), (B) the Subscriber has the authority to execute this Subscription Agreement, and any other documents in connection with an investment in shares of Common Stock, on the Entity's behalf, (C) the Entity has the power, right and authority to invest in shares of Common Stock and enter into the transactions contemplated thereby, and that the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment) and (D) all documents executed by the Entity in connection with its investment in the Company are valid and binding documents or agreements of the Entity enforceable in accordance  with their terms.

2.         Subscriber’s Non-Reliance. The Subscriber represents, warrants, acknowledges and agrees that (the use of “he,” “his,” “you” or “yours” shall be deemed to include “she,” “hers” and “it” where appropriate):

(a)         He is entering into this Subscription Agreement relying solely on the facts and terms set forth in this Subscription Agreement, and he has received the Offering Memorandum and copies of all documents requested and the Company has not made any representations of any kind or nature to induce the Subscriber to enter into this Subscription Agreement except as specifically set forth herein.

(b)         He has made an investigation of the pertinent facts relating to the operation of the Company and has reviewed the terms of this Subscription Agreement to the extent that he deems necessary in order to be fully informed with respect thereto.

(c)         He has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company.   The Subscriber is able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, has no need for liquidity in such investment and could afford a complete loss of such investment.  He understands that the purchase of the shares of Common Stock is a speculative investment that involves a high degree of risk.

(d)         He will be acquiring the shares of Common Stock for investment, for his own account and not for the interest of any other person and not for distribution or resale to others, and he will not permit any other person to acquire a beneficial interest in the shares of Common Stock being subscribed for without the consent of the Company.  He understands that the shares of Common Stock have not been registered under the Securities Act, and he agrees that his interest in the Company may not be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act.  He understands and agrees that, until registered under the Securities Act or transferred pursuant to Rule 144 (as defined herein), all certificates evidencing any of the shares of Common Stock, whether upon initial issuance or upon any transfer thereof, shall bear and legend, prominently stamped or printed thereon, reading substantially as follows:

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

(e)         He understands the effect of the limitations on disposition and of his representation that his interest in the Company will not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act.  He understands that in certain circumstances transfers can be made only with the consent of the Company, in its sole discretion.

(f)         No person is acting or authorized to act as his representative in connection with his subscription.

(g)         He did not learn of the investment in the shares of Common Stock as a result of any public advertising or general solicitation.

3.         Subscriber’s Authority.  If the Subscriber is a corporation, partnership, trust or other Entity, the person executing this Subscription Agreement has the full power and authority under the Subscriber's governing instruments to do so and the Subscriber has the full power and authority under its governing instruments to become a stockholder of the Company.

4.         Tax Matters.  If the Subscriber is a pension plan, IRA or other tax-exempt entity, it is aware that it may be subject to federal income tax on any unrelated business taxable income from its investment in the Company.

5.         Confirmatory Representations.  The Subscriber hereby agrees that any representation made hereunder will be deemed to be reaffirmed at any time the Subscriber makes an additional capital contribution to the Company and the act of making such additional contribution will be evidence of such reaffirmation.

6.           Registration Rights.

(a) Shelf Registration.  No later than thirty (30) days after the date on which the Company has closed on an aggregate of at least $3,000,000 in the Common Stock Offering (the “Closing Date”), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”)  a registration statement (“Registration Statement”) covering the resale of all of the shares of Common Stock sold in the Common Stock Offering (the “Registrable

Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith).  The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act not later than 120 days after the Closing Date.  The Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earliest of: (i) such time as all Registrable Securities covered by such Registration Statement have been sold, thereunder or pursuant to Rule 144, (ii) such time as all Registrable Securities covered by such Registration Statement (other than Registrable Securities held by persons who are affiliates of the Company) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144; or (iii) one year from the Closing Date.  The Company shall promptly notify the Subscriber of the effectiveness of a Registration Statement.

(b)  Limitation of Registration.  Notwithstanding the registration obligations set forth in Section 6(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Subscriber thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form as is available to register for resale the Registrable Securities as a secondary offering.

(c) Indemnification.

(i) Indemnification by the Company.  The Company will indemnify and hold harmless Subscriber and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other person, if any, who controls such Subscriber within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on Subscriber’s behalf and will reimburse Subscriber, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Subscriber or any such controlling person in writing specifically for use in such Registration Statement or prospectus.

(ii) Indemnification by Subscriber.  Subscriber agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Subscriber to the Company specifically for inclusion in such Registration Statement or prospectus or amendment or supplement thereto.  In no event shall the liability of Subscriber be greater in amount than the dollar amount of the proceeds (net of all expense paid by Subscriber in connection with any claim relating to this Section 6(c) and the amount of any damages Subscriber has otherwise been required to pay by reason of such untrue statement or omission) received by Subscriber upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii) Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv) Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6(c) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(d) Obligations of the Subscriber.  It shall be a condition precedent to the obligations of the Company to register the shares of Common Stock subscribed for under this Subscription Agreement that the Subscriber furnish to the Company such information regarding the Subscriber, the shares of Common Stock subscribed for under this Subscription Agreement and the intended method of disposition of the shares of Common Stock subscribed for under this Subscription Agreement as shall be reasonably required to effect the registration of the shares of Common Stock subscribed for under this Subscription Agreement and shall execute such documents and agreements in connection with such registration as the Company may reasonably request.  Subscriber shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Subscriber and its plan of distribution of the Registrable Securities included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.  At least ten (10) Business Days (as hereinafter defined) prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Subscriber of the information the Company requires from him (the “Requested Information”) to have the shares of Common Stock subscribed for under this Subscription Agreement included in the Registration Statement.  If within three (3) Business Days of the filing date the Company has not received the Requested Information from the Subscriber, then the Company may file the Registration Statement without including the shares of Common Stock subscribed for under this Subscription Agreement by the Subscriber.  Subscriber shall furnish to the Company or the underwriter, as applicable, such information regarding the Subscriber and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 6.  For the purposes of this Subscription Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Massachusetts.

(e) Expenses of Registration.  In connection with any and all registrations pursuant to this Subscription Agreement, all expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees and costs, the fees and disbursements of counsel for the Company shall be borne by the Company.

(f) Reports Under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  With a view to making available to the Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the security holders to sell securities of the Company to the public without registration (“Rule 144”), the Company shall at all times:

(i) make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

7.           Lock Up Agreement.  Subscriber acknowledges and agrees that he will not (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, hypothecate, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the shares of Common Stock subscribed for under this Subscription Agreement; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock subscribed for under this Subscription Agreement, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the shares of Common Stock, in cash or otherwise, for a period of 180 days subsequent to the Closing Date.  Subscriber further agrees not to enter into any private transaction involving the shares of Common Stock subscribed for under this Subscription Agreement unless (i) the Company receives an opinion of counsel acceptable in form and substance to the Company to the effect that the proposed transaction is exempt from the registration requirements of the Securities Act and (ii) the proposed transferee agrees to be bound by all the provisions in this Section 7 prior to any such private transaction.  Any waiver or termination by the Company of the requirements of this Section 7 shall apply to all Subscribers in the Common Stock Offering, pro rata, based on the number of shares of Common Stock purchased by such Subscriber in the Common Stock Offering.  Notwithstanding anything to the contrary contained herein, the restrictions contained herein shall not apply to the transfer of the shares of Common Stock subscribed for under this Subscription Agreement to any trust, partnership or limited liability company for the direct or indirect benefit of such Subscriber and/or the immediate family of such Subscriber for estate planning purposes, provided that (i) the trustee of the trust, partnership or the limited liability company, as the case may be, agrees in writing to be subject to the restrictions of this Section 7 and (ii) any such transfer shall not involve a disposition for value.

8.           Subsequent Financings.  In the event that prior to the one year anniversary of the Closing Date, the Company proposes to issue Common Stock or common stock equivalents for cash consideration of $500,000 or greater, in one more transactions, with the primary purpose of raising capital (each, a “Subsequent Financing”), the Subscriber shall have the right to participate in each such Subsequent Financing in an amount necessary to maintain the Subscriber’s pro-rata ownership of the Company (calculated on a fully-diluted basis) on the same terms, conditions and price provided for in such Subsequent Financing (the “Participation Rights”).  The Company will provide the Subscriber written notice (the “Subsequent Financing Notice”) detailing the terms of the Subsequent Financing at least ten (10) trading days prior to the closing of a Subsequent Financing.  The Subscriber will have the option to participate in each Subsequent Financing for a period commencing on the date the Subsequent Financing Notice is received by the Subscriber and ending on the date that is five (5) trading days prior to the closing of a Subsequent Financing.  A Subsequent Financing shall not include Excluded Issuances (as defined below).  In the event any Subscriber in the Common Stock Offering shall elect not to exercise his Participation Rights in any Subsequent Financing (a “Nonparticipating Subscriber”), the Subscribers in the Common Stock Offering who have elected to exercise their Participation Rights in full in such Subsequent Financing (each a “Participating Subscriber”) shall have the right to participate in such Subsequent Financing, on a pro rata basis, to the extent of such Nonparticipating Subscriber’s Participation Rights (the “Over Subscription Rights”).  The Company will provide each Participating Subscriber written notice of such Over Subscription Rights (the “Over Subscription Notice”) at least four (4) trading days prior to the closing of a Subsequent Financing.  The Participating Subscribers will have the option to exercise such Over Subscription Rights for a period commencing on the date the Over Subscription Notice is received by the Subscriber and ending on the date that is two (2) trading days prior to the closing of a Subsequent Financing.  Notwithstanding the foregoing, in the event the Company determines in its reasonable discretion that the exercise by a Subscriber of his Participation Rights or Over Subscription Rights under this Section 8 would cause the Company to risk losing the benefit of any tax-loss carryforwards, then such Subscriber will automatically be deemed to have waived his Participation Rights and/or Over Subscription Rights, as applicable.  “Excluded Issuances” shall mean (i) equity securities (including options and other convertible securities) issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (ii) equity securities (including options and other convertible securities) issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Company’s Board of Directors; (iii)  shares of Common Stock issued upon the exercise of options or shares of Common Stock issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; (iv) equity securities (including options and other convertible securities) issued to banks, equipment lessors or other financial institution pursuant to a debt financing or equipment leasing transaction, approved by the Company’s Board of Directors; (v) equity securities (including options and other convertible securities) issued in connection with any sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements, joint ventures, corporate partnerships or strategic alliances, approved by the Company’s Board of Directors; or (vi) equity securities (including options and other convertible securities) issued in connection with a merger, acquisition, or consolidation involving the Company.

9.         Standstill.  Subscriber agrees that, without the prior written consent of the Board of Directors of the Company, for a period of 2 years from the date hereof, neither Subscriber nor any of its affiliates (as such term is defined in Rule 12b-2 of the Exchange Act), acting alone or as part of a group, will acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any Common Stock or other voting securities (or direct or indirect rights or options to acquire any voting securities) of the Company (i) to the extent that, after such acquisition, Subscriber, together with its affiliates, would beneficially own in excess of 4.9% of the Common Stock of the Company, or (ii) if prior to such acquisition, Subscriber, together with its affiliates, beneficially owns in excess of 4.9% of the Common Stock of the Company.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Subscriber and its affiliates shall include the number of shares of Common Stock issuable upon conversion or exercise of any outstanding convertible securities beneficially owned by Subscriber or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Agreement, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, as amended, and the rules and regulations promulgated thereunder.  For purposes of this Agreement, in determining the number of outstanding shares of Common Stock, Subscriber may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding.

10.         Benefit of Agreement.  This Subscription Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and their heirs, beneficiaries, successors, assignees and legal representatives, as may be applicable.

11.         Subscription for the Shares of Common Stock.  The Subscriber hereby subscribes for and agrees to purchase the number of shares of Common Stock that is equal to the quotient of the subscription amount set forth above, divided by the per share purchase price as determined in accordance with the terms of this Subscription Agreement, and has made a wire-transfer payment to the account set forth below in the subscription amount set forth above or has included a check for such amount herewith.

12.         Acceptance.  The Company shall not be obligated to accept the subscription for the shares of Common Stock, shall have the right, exercisable at its sole discretion, to reject the subscription at any time until the return of a copy of this Subscription Agreement duly executed by the Company and shall not be deemed to have accepted the subscription by the passage of time, by depositing the Subscriber’s check or by any other means except as expressly stated herein.  Upon rejection of the subscription, the payment tendered by the Subscriber herewith shall be promptly returned, without interest, and all provisions of this Subscription Agreement will become null and void except for Section 18.

13.         Restriction on Transfer and Resale.  The Subscriber shall not transfer, assign, hypothecate, pledge, sell or otherwise dispose of the shares of Common Stock to be purchased pursuant to this Subscription Agreement, except as may be permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom.  The shares of Common Stock shall bear a legend to the effect that they have not been registered under the Securities Act, and may not be sold without registration or exemption therefrom.

14.         Adjustments for Stock Splits, Stock Dividends, Etc.  If from time to time while this Subscription Agreement shall remain in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the capital stock of the Company, any and all new, substituted or additional securities to which the Subscriber is entitled by reason of his ownership of the shares of Common Stock shall be immediately subject to the restrictions on transfer and other provisions of this Subscription Agreement in the same manner and to the same extent as such shares of Common Stock purchased in the Common Stock Offering.

15.         Successors and Assigns.  Except as otherwise expressly provided herein, this Subscription Agreement shall bind and inure to the benefit of the Company and the Subscriber and their respective successors and assigns.  Notwithstanding the foregoing, the registration rights provided in Section 6 are personal to the Subscriber and are not transferable without the prior consent of the Company.  Any transfer of such rights without the consent of the Company shall be void.

16.         Entire Agreement. This Subscription Agreement is the complete and entire understanding between the parties as to the transactions contemplated hereby, and merges all prior agreements with respect thereto.  This Subscription Agreement may be executed in any number of counterparts and may not be altered or amended other than by written agreement signed by all the parties hereto.

17.         Amendments, Waivers and Consents.  Any provision in this Subscription Agreement to the contrary notwithstanding, amendments to, changes in or additions to this Subscription Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall obtain consent thereto in writing from Subscribers purchasing at least a majority of the shares of Common Stock sold in the Common Stock Offering.

18.         Governing Law.  This Subscription Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts.  The parties (a) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in the Commonwealth of Massachusetts, Suffolk County, (b) waive any objection which such party may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Commonwealth of Massachusetts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Commonwealth of Massachusetts.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

19.         Confidential Information.  The information contained in this Subscription Agreement and in the Offering Memorandum is confidential and proprietary to the Company and is being submitted to prospective investors in the Company solely for such investors’ confidential use with the express understanding that, without the prior express written permission of the Company, such persons will not release this Subscription Agreement or the Offering Memorandum, discuss the information contained herein or in the Offering Memorandum or use this Subscription Agreement or the Offering Memorandum for any purpose other than evaluating a potential investment in the Company through the purchase of shares of Common Stock.

A prospective investor, by accepting delivery of this Subscription Agreement, agrees to promptly return to the Company this Subscription Agreement, the Offering Memorandum and any other documents or information furnished by the Company if (a) the prospective investor elects not to purchase the shares of Common Stock offered hereby, (b) the prospective investor’s subscription is not accepted by the Company, or (c) the offering of the shares of Common Stock is terminated or withdrawn.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date provided below.

ZOOM TELEPHONICS, INC.

By:	/s/
Frank B. Manning
President and Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A
Subscription Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Subscription Agreement dated as of September  __, 2015 (the “Agreement”), with the undersigned, Zoom Telephonics, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the shares of Common Stock as set forth below, hereby agrees to purchase such shares of Common Stock from the Company as of the Closing Date and further agrees to join the Subscription Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations of the Subscribers in the Agreement and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

Name of Investor:

If an entity:

Print Name of Entity:

By:
Name:
Title:

If an individual:

Print Name:

Signature:

If joint individuals:

Print Name:

Signature:

All Investors:

Address:

Telephone No.:
Facsimile No.:
Email Address:

The Subscriber hereby elects to purchase ____________ Shares (to be completed by Subscriber) at a purchase price of $0.70 per Share under the Subscription Agreement at a total Purchase Price of $_____________ (to be completed by Subscriber).